Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-69901, 333-69899, 333-69907 and 333-65447 of Sonic Automotive, Inc. on
Form S-8 and No. 333-68183 of Sonic Automotive, Inc. on Form S-3 of our report dated February 16, 1999, appearing in this Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Charlotte, North Carolina
March 31, 1999